UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 1, 2014

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 1, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Teamwork Agreement”) with Workteam Acquisition, LLC, a wholly owned subsidiary of the Company (“Workteam”), Teamwork Management One, LLC (“Teamwork One”), Teamwork Management Two, LLC (“Teamwork Two”), Teamwork Management Three, LLC (“Teamwork Three”), Teamwork Management Four LLC (together with Teamwork One, Teamwork Two and Teamwork Three, “Teamwork”), Andrew McInnes, and Kevin Kusatsu, pursuant to which Workteam acquired substantially all of the assets of Teamwork used in connection with its business in exchange for (i) $7.0 million in cash and (ii) 319,748 shares of common stock of the Company (such aggregate consideration, the “Closing Amount”).  Teamwork is engaged in the business of personal and professional management for musical and other performing artists.

In addition, the selling parties will be entitled to receive an earn-out payment based on the performance of the acquired business in 2015 and 2016.  Such payment shall be equal to the amount by which (i) the product of (x) the average of (A) the EBITDA for calendar year 2015 and (B) the EBITDA for calendar year 2016, multiplied by (y) four is greater than, if at all, (ii) the Closing Amount.  Subject to NASDAQ Stock Market, Equity Rule 5635, the earn-out payment, if any, shall be payable as follows: (i) a portion in cash, as determined by the selling parties in their sole discretion and (ii) the remainder in shares of common stock of the Company (at a price determined using a 5 trading day volume-weighted average closing price per share for the period prior to the closing date).

The Teamwork Agreement contains customary representations, warranties, covenants and indemnification provisions. The foregoing description of the Teamwork Agreement (including the description of the consideration payable in connection therewith) does not purport to be complete and is qualified in its entirety by reference to the full text of the Teamwork Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01              Completion of Acquisition of Disposition of Assets.

The description of the Teamwork Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02              Unregistered Sale of Securities.

The information regarding the issuance of shares of common stock set forth in Item 1.01 above is incorporated herein by reference.  The shares of common stock that were issued were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of common stock, as a portion of the acquisition consideration, was a privately negotiated transaction with the sellers and did not involve a general solicitation.  The certificates representing the shares of common stock contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1

Asset Purchase Agreement, dated April 1, 2014, by and among SFX Entertainment, Inc., Workteam Acquisition, LLC, Teamwork Management One, LLC, Teamwork Management Two, LLC, Teamwork Management Three, LLC, Teamwork Management Four LLC, Andrew McInnes and Kevin Kusatsu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: April 7, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director